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[GRAPHIC                                                         BEL FUSE INC.
OMITTED]                                                  206 Van Vorst Street
                              FOR IMMEDIATE RELEASE     Jersey City,  NJ 07302
                                                               www.belfuse.com

                                                              tel 201.432.0463
                                                              fax 201.432.9542

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INVESTOR CONTACT:                                             COMPANY CONTACT:
Neil Berkman Associates                                      Daniel Bernstein
(310) 277-5162                                                      President
info@berkmanassociates.com                                     (201) 432-0463
--------------------------



                           BEL REPORTS HIGHER REVENUE
                   AND NET EARNINGS FOR FIRST QUARTER OF 2004

         JERSEY CITY, NEW JERSEY, April 29, 2004 . . . BEL FUSE INC. (NASDAQ:BELFA & NASDAQ:BELFB) today announced higher unaudited revenue and net earnings for the first quarter of 2004.

         For the three months ended March 31, 2004, revenue increased 70% to $42,357,000 from $24,947,000 for the first quarter of 2003. Gross margin improved to 30% from 28% last year, and income from operations increased to $5,615,000 from $2,133,000. Net earnings increased to $4,655,000, or $0.41 per diluted share. This compares to net earnings of $1,780,000, or $0.16 per diluted share, for the same period a year earlier.

         President Daniel Bernstein attributed the increase in first quarter revenue primarily to the acquisition of the Passive Components Group from Insilco Technologies, Inc. completed last spring. "The improvement in margins primarily reflected efficiency enhancements associated with the integration of the Passive Components Group and the introduction of new products. Bel's backlog has increased in line with many companies in our industry, resulting in longer lead times. This is an encouraging sign for the future," he said.

         At March 31, 2004, Bel had cash, cash equivalents and marketable securities of approximately $70,400,000, working capital of approximately $108,000,000, a current ratio of 6-to-1, total long-term debt of $6,000,000 and shareholders' equity of approximately $152,000,000.

ABOUT BEL

         Bel (www.belfuse.com) and its subsidiaries are primarily engaged in the design, manufacture and sale of products used in networking, telecommunications, high speed data transmission, automotive and consumer electronics. Products include magnetics (discrete components, power transformers and MagJack(R)s), modules (DC/DC converters, integrated analog front end modules, custom designs), circuit protection (miniature, micro and surface mount fuses) and interconnect devices (passive jacks, plugs and cable assemblies). The Company operates facilities around the world.

                                     (more)

BEL REPORTS HIGHER REVENUE AND NET EARNINGS FOR FIRST QUARTER OF 2004

April 29, 2004
Page Two

CONFERENCE CALL

      Bel has scheduled a conference call at 11:00 a.m. ET today. A simultaneous webcast of the conference call may be accessed from the Investor Info link at www.BelFuse.com. A replay will be available after 1:00 p.m. ET, for a period of twenty days, at this same Internet address. For a telephone replay, dial (800) 633-8284, reservation #21184113 after 1:00 p.m. ET.

FORWARD-LOOKING STATEMENTS

      Except for historical information contained in this news release, the matters discussed are forward looking statements that involve risks and uncertainties. Among the factors that could cause actual results to differ materially from such statements are: the market concerns facing our customers, the continuing viability of sectors that rely on our products, the effect of business and economic conditions; the difficulties inherent in integrating remote businesses that may have followed business practices that differ from the Company's business practices; capacity and supply constraints or difficulties; product development, commercializing or technological difficulties; the possibility that changes may occur in the Company's financial statements between the Company's announcement of preliminary results and the filing of its periodic reports with the SEC; the regulatory and trade environment; uncertainties associated with legal proceedings; the market's acceptance of the Company's new products and competitive responses to those new products, and the risk factors detailed from time to time in the Company's SEC reports. In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct. We undertake no obligation to update or revise any forward-looking statements.

                                (table attached)

                            BEL FUSE AND SUBSIDIARIES
               CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS DATA
                   ($ 000s omitted, except for per share data)

                                                        Three Months Ended
                                                            March  31,
                                                      ------------------------
                                                        2004           2003
                                                      ---------        -------
                                                            (unaudited)
Net Sales                                              $ 42,357        $24,947
                                                      ---------        -------
Cost of expenses:
    Cost of sales                                        29,791         17,967
    Selling, general and administrative expenses          6,951          4,847
                                                      ---------        -------
                                                         36,742         22,814
Income from operations                                    5,615          2,133

Other income - net                                           48            116
                                                      ---------        -------
Earnings before income tax provision                      5,663          2,249
Income tax provision                                      1,008            469
                                                      ---------        -------
Net earnings                                           $  4,655        $ 1,780
                                                      =========        =======
Net earnings per common share
    Basic                                              $   0.42        $  0.16
                                                      =========        =======
    Diluted                                            $   0.41        $  0.16
                                                      =========        =======
Weighted average common shares outstanding
    Basic                                                11,204         10,945
                                                      =========        =======
    Diluted                                              11,455         11,072
                                                      =========        =======




CONDENSED CONSOLIDATED BALANCE SHEET DATA
($ 000s omitted)
                                                         Mar. 31,     Dec. 31,
                                                          2004         2003
                                                       ----------    ---------
                                                       (Unaudited)   (Audited)
ASSETS
Current assets ...................................       $128,878     $121,465
Property, plant & equipment - net ................         42,845       44,120
Goodwill, net ....................................          9,882        9,882
Intangibles & and other assets ...................          6,116        6,350
Total assets .....................................       $187,721     $181,817
                                                         ========     ========

LIABILITIES & EQUITY
Current liabilities ..............................       $ 20,502     $ 19,714
Long-term liabilities ............................          8,086        8,484
Deferred income taxes ............................          7,024        6,764
Stockholders' equity .............................        152,109      146,855
Total liabilities & equity .......................       $187,721     $181,817
                                                         ========     ========